UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2020

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share 5.75% Notes due 2023	MRCC MRCCL	The Nasdaq Global Select Market The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR

240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On May 21, 2020, Monroe Capital Corporation (the “Company”) entered into Amendment No. 3 and Limited Waiver to the Second Amended and Restated Senior Secured Revolving Credit Agreement (the “Amendment”) with certain lenders party thereto and ING Capital LLC, as administrative agent. The Amendment amends the Company’s Second Amended and Restated Senior Secured Revolving Credit Agreement (the “Credit Facility”) to, among other things:

•	expand the borrowing base capacity for a temporary COVID-19 relief period of up to nine months;
•	amend the asset coverage ratio to provide flexibility for the Company to utilize available SEC COVID-19 relief for the calculation thereof, if desired, through the temporary COVID-19 relief period;
•	amend the senior coverage ratio to utilize an expanded base of assets to determine compliance;
•	reduce the minimum total net assets requirement, from $175 million plus 65% of equity sale proceeds, to $150 million plus 65% of equity sale proceeds;
•	reduce the minimum total net worth requirement from $125 million to $110 million;
•	remove the liquidity covenant;
•	restrict the prepayment of certain indebtedness under certain conditions;
•	temporarily limit additional indebtedness;
•	temporarily limit additional investments;
•	temporarily set additional parameters which restrict stock buybacks and may cap the total amount of cash dividends payable during the temporary COVID-19 relief period;
•	temporarily restrict the ability to create certain types of subsidiaries; and
•	require certain mandatory prepayments after receipt of proceeds from (i) issuances of equity or debt and (ii) available cash on the revolver termination date.

As conditions of the Amendment, the Company agreed to certain pricing considerations, including an increase in the stated interest rate from LIBOR plus 2.375% to LIBOR plus 2.625%, the introduction of a LIBOR floor of 0.50% and the payment of certain conditional fees based on usage of the expanded borrowing base and usage of the asset coverage ratio flexibility. The Amendment also: (i) waives compliance with certain covenants requiring the Company to join certain subsidiaries as guarantors and make certain designations related to certain subsidiaries within the time periods required by the Credit Facility; and (ii) waives any borrowing base deficiency that may have existed as of April 30, 2020 and provides that the Company shall deliver a borrowing base certificate demonstrating compliance on the closing date of the Amendment, giving effect to the expanded borrowing base. The size and other significant terms of the Credit Facility remain unchanged.

The Credit Facility continues to be secured by substantially all of the Company’s assets (excluding, among other things, investments held in and by certain subsidiaries of the Company). The credit agreement and related agreements governing the Credit Facility require the Company to, among other things, (i) make representations and warranties regarding the collateral as well as the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including covenants related to: (A) limitations on the incurrence of additional indebtedness and liens, (B) limitations on certain investments, (C) limitations on certain asset transfers and restricted payments, (D) maintaining minimum levels of asset coverage, senior debt coverage and net worth, and (E) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Company and certain of its subsidiaries. The credit agreement and related documents also include usual and customary default provisions such as the failure to make timely payments under the facility, the occurrence of a change in control and the failure by the Company to materially perform under the credit agreement and related agreements governing the facility, which, if not complied with, could accelerate repayment under the facility, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

In addition to the asset coverage and senior debt coverage ratios noted above, borrowings under the Credit Facility (and the incurrence of certain other permitted debt) will continue to be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Company’s portfolio.

Borrowings under the Credit Facility will continue to be subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

ITEM 7.01. Regulation FD Disclosure.

On May 21, 2020, Monroe Capital Corporation (“Monroe”) closed an amendment to its senior secured revolving credit facility agreement with ING Capital, as administrative agent (the “Credit Facility”), in order to provide enhanced flexibility and liquidity in light of the unprecedented uncertainty regarding the COVID-19 pandemic.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

This amendment provides for an expansion of borrowing base capacity that provides additional liquidity through February 2021 and a relaxation or elimination of certain covenants. In exchange for this added flexibility, Monroe has agreed to certain pricing considerations, including an increase in the stated interest rate from LIBOR plus 2.375% to LIBOR plus 2.625%, the introduction of a LIBOR floor of 0.50%, and the payment of certain conditional fees.

“We believe these changes to our revolving credit facility further strengthen the Company’s liquidity position. In light of the significant uncertainty regarding the impact of the COVID-19 pandemic on economic and business activity in general, we felt it was prudent to proactively seek an amendment of our revolving credit facility in order to provide Monroe with significant liquidity and borrowing base capacity for the foreseeable future. We are gratified by the support our lending syndicate and their willingness to provide the Company with additional liquidity and flexibility in light of this current economic and health crisis,” said Theodore L. Koenig, CEO of Monroe Capital Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future as a result of a number of factors, including as a result of changes in economic, market or other conditions, the impact of the COVID-19 pandemic and its effects on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 and Limited Waiver to Second Amended and Restated Senior Secured Revolving Credit Agreement among the Company, as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated May 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck Title: Chief Financial Officer

Dated: May 22, 2020

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